EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-131880 on Form S-8 of Brainstorm Cell Therapeutics Inc. of our report dated March 30, 2007, relating to the consolidated financial statements of Brainstorm Cell Therapeutics Inc. and its subsidiary as of December 31, 2006, included in its Annual Report (Form 10-KSB) for the period ended December 31, 2006 filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
KOST FORER GABBAY & KASIERER
A member of Ernst & Young Global

Tel-Aviv, Israel
March 30, 2007